Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-74567) of Brown-Forman Corporation of our report dated May 12, 2000 relating to the financial statements and supplemental schedules of the Lenox, Incorporated Retail Savings and Investment Plan as of and for the years ended December 31, 1999 and 1998 which appear in this Form 11-K.






/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Louisville, Kentucky
June 23, 2000
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